Exhibit 99.1

PRESS RELEASE

IntreOrg Systems, Inc. Files Lawsuit against its auditor, LBB & Associates and Vine Advisors, LLP

IntreOrg Systems, Inc. (the “Company”) announced today it filed a lawsuit in Texas State Court against its auditor, LBB & Associates and Vine Advisors, LLP, and their principal, Carlos Lopez, seeking damages up to $1,000,000.

In March 2020, the Company learned that (a) Lopez and LBB were investigated by the SEC through an Order Instituting Administrative Proceedings; (b) Lopez and LBB ultimately agreed to the imposition of remedial sanctions against them by the SEC; and (c) Lopez had been suspended from appearing or practicing before the SEC for a period of at least two years (the “Suspension Order”) beginning on February 6, 2020. A copy of the Suspension Order can be found on the SEC’s website.

The Suspension Order finds, among other things, that:

●	For three consecutive years, Lopez and LBB “engaged in a pattern of improper professional conduct as auditors”;
●	Lopez failed to exercise due professional care in performing his audit work; and
●	Lopez and LBB committed “multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny.”

The Suspension Order—and the auditor’s failure to disclose it or the SEC investigation when it was occurring—has had very damaging repercussions for the Company. Due to the misdeeds of Lopez, LBB, and Vine, the Company is now obligated to spend substantial amounts to re-audit the filings that Lopez, LBB, and Vine handled. Also, the Company is obligated to undertake this re-audit since it can no longer trust the work of someone who admittedly “engaged in a pattern of improper professional conduct” and committed “multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny.”

Upon discovery of the misdeeds of Lopez, LBB, and Vine, the Company notified the auditors of their claims. The auditors have ignored the Company’s communications and failed to respond or even return the Company’s work papers and property.

About IntreOrg Systems, Inc.: IntreOrg Systems, Inc. is a Texas-based industry leader in shareholder analytics, shareholder compliance and related consulting services for public companies.  For further information on the Company, please visit our website intreorgsystems.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed development, completion and extraction; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company's success in drilling, the Company's ability to fund the acquisition, development, completion and extraction of oil and gas assets and the Company's planned capital investments; the Company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise. The company’s website is at IntreOrg Systems Inc.www.intreorgsystems.com  SOURCE: IntreOrg Systems, Inc.